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Exhibit 23

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

____________________________

Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Appalachian Bancshares, Inc.
Employees’ Savings & Profit Sharing Plan and Trust
Ellijay, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 13, 2005, relating to the financial statements of Appalachian Bancshares, Inc. Employees’ Savings & Profit Sharing Plan and Trust appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2004.

Birmingham, Alabama June 24, 2005	/s/ Schauer Taylor Cox Vise & Morgan, P.C.

Schauer Taylor Cox Vise & Morgan, P.C.